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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) December 30, 2005
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                                  Zanett, Inc.
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             (Exact name of registrant as specified in its charter)


Delaware                                0-27068                  56-4389547
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(State or other jurisdiction          (Commission              (IRS Employer
of incorporation)                     File Number)           Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                   10022
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  (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:  (646) 502-1800
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act(17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On December 30, 2005, Zanett, Inc. (the "Company") amended and restated its Loan and Security Agreement (the "Agreement") dated as of September 1, 2004 by and between the Company, certain of its subsidiaries listed as signatories thereto and Fifth Third Bank primarily to reflect the merger of three of the Company's wholly-owned subsidiaries, Back Bay Technologies, Inc. ("BBT"), INRANGE Consulting Corporation ("INRANGE"), and Whitbread Technology Partners, Inc., with and into another of the Company's wholly-owned subsidiaries, Zanett Commercial Solutions, Inc. ("ZCS"). The maximum amount available for borrowing under the Agreement remained at $5,000,000 and the interest rates applicable under the Agreement remained unchanged. In connection with these mergers, promissory notes issued on October 1, 2003 by BBT and INRANGE (f/k/a Brandywine Computer Group, Inc.) to Bruno Guazzoni in the principal amounts of $1,500,000 and $3,075,000, respectively, with a maturity date of May 1, 2006 were cancelled, and in exchange therefor, ZCS issued new notes dated December 30, 2005 to Mr. Guazzoni in the same principal amounts of $1,500,000 and $3,075,000 with a maturity date of October 31, 2006. All other terms of the notes remained unchanged.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ZANETT, INC.



Date: January 6, 2006                       By: /s/ Jack M. Rapport
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                                                Jack M. Rapport
                                                Chief Financial Officer